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                                                                 REVOCABLE PROXY

                               [INSERT FUND NAME]

THIS PROXY SOLICITED IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF [INSERT
  FUND NAME] FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
      [___________, 2003] AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

The undersigned shareholder of [INSERT FUND NAME], a Minnesota corporation, acting under the laws of the State of Minnesota, hereby constitutes and appoints [______________________], and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Shareholders of [INSERT FUND NAME] to be held on [__________, 2003] at 10:00 a.m., Minnesota time, at [800 Nicollet Mall, Minneapolis, MN 55402], and at any adjournments thereof, and in connection therewith to vote all of the shares of said Fund which the undersigned would be entitled to vote, as follows on the reverse side of this proxy.

Each of the above-named proxies present at the Special Meeting, either in person or by substitute, shall have and exercise all the power as attorneys and proxies of the undersigned hereunder. The undersigned hereby revokes any prior proxy to vote at the Special Meeting and hereby ratifies and confirms all that the above-named proxies, and each of them, may lawfully do by virtue hereof. The above-named proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of, and all matters presented at, the Special Meeting and any adjournments or postponements thereof, regardless of whether such matters are known to the Board of Directors at the time of the solicitation of this proxy.

This proxy shall be voted in accordance with the choices specified by the undersigned on this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS PROXY AND ON ANY OTHER MATTER TO BE VOTED UPON.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to [INSERT FUND NAME] or by submitting a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting, or at any adjournment or postponement thereof, the undersigned may revoke this proxy by giving written notice of such revocation to [INSERT FUND NAME] on a form provided at the Special Meeting. The undersigned represents that the undersigned is a holder of shares in [INSERT FUND NAME]. The undersigned acknowledges receipt from the Board of Directors of the Notice of Special Meeting of Shareholders and the Proxy Statement, each dated [____________,2003]. Capitalized terms used in this proxy have the same meanings given to them in the joint proxy statement/prospectus.

                 (Continued, and to be signed on the other side)

                              FOLD AND DETACH HERE
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
    THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF [INSERT FUND NAME]      Please mark your vote as         /X/
                                                                                                indicated in the example

1.  PROPOSAL 1:         Proposal 1 is to approve the merger of [INSERT FUND NAME] with and into First American Strategic Real Estate
                        Portfolio Inc., a Maryland  corporation, substantially  on the terms set forth in the Amended and Restated
                        Agreement and Plan of Reorganization dated as of November 21, 2002, as amended on January 23, 2003.

                        FOR                     AGAINST                    ABSTAIN
                        / /                       / /                        / /

2.  PROPOSAL 2:         Proposal 2 is to adopt the Amended and Restated Agreement and Plan of Reorganization dated as of
                        November 21, 2002, as amended January 23, 2003.

                        FOR                     AGAINST                    ABSTAIN
                        / /                       / /                        / /

3.  PROPOSAL 3:         Proposal 3 is to approve the contribution transactions whereby the assets and liabilities of [INSERT FUND
                        NAME] will be allocated between First American Strategic Real Estate Portfolio Inc. and First American
                        Strategic Income Portfolio Inc.

                        FOR                     AGAINST                    ABSTAIN
                        / /                       / /                        / /

The three proposals are related. The approval of each proposal is contingent upon the approval of the others. Therefore, no action will be taken on any of these proposals unless each of them is approved. Accordingly, any Shareholder desiring to have [INSERT FUND NAME] proceed with the merger must consent to EACH OF Proposal 1, Proposal 2 and Proposal 3.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 ABOVE.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of [INSERT FUND NAME] called for [DATE] and the Proxy Statement for the Special Meeting prior to the signing of this Proxy.

                              PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                              ----------------------------------
                              Signature(s)

                              ----------------------------------
                              Date